EXHIBIT 4.1

Number PD-[X]	*[XX]* Shares

AMYRIS, INC.

a Delaware Corporation

THIS IS TO CERTIFY THAT [Share Owner Name] is the owner of [Shares Written Out (XX)] shares of Series D Convertible Preferred Stock of Amyris, Inc. (the “Corporation”) transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

This Certificate and the shares represented hereby are issued and shall have the rights specified in and be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and any amendments thereto, to all of which the holder of this Certificate, by acceptance hereof, assents.

The shares of Series D Convertible Preferred Stock represented by this Certificate are convertible into shares of Common Stock at the times and on the terms set forth in the Certificate of Incorporation of the Corporation.

The Corporation is authorized to issue more than one series of preferred stock. A statement of the designation, powers, preferences and relative, participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof may be obtained by any stockholder upon request and without charge, at the principal office of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this      day of                     , 2017.

[Name]	John Melo
[Assistant] Secretary	President

FOR VALUE RECEIVED                                                                               HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO                                                                                            SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                                                                           ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED             ,

(signature)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST STRICTLY CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES PURCHASE AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY UPON WRITTEN REQUEST), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS AND RESTRICTIONS OF SAID SECURITIES PURCHASE AGREEMENT.